Exhibit 99.1

News Release	News Release

Magnum Hunter Resources

Announces $150 Million Private Placement of Common Stock

21.4 Million Shares to be Sold to Relational Investors at $7.00 per Share

HOUSTON, Texas — (Marketwire) — May 28, 2014 — Magnum Hunter Resources Corporation (NYSE: MHR) (NYSE MKT: MHR.PRC, MHR.PRD and MHR.PRE) (“Magnum Hunter” or the “Company”) announced today that it has entered into a definitive securities purchase agreement (the “Purchase Agreement”) with Relational Investors LLC (“Relational”) and certain of its affiliates to sell to, in a private offering, an aggregate of 21,428,580 shares of the Company’s common stock (the “Shares”) at $7.00 per share, for net proceeds of $150 million. The Company will also issue to Relational 2,142,858 warrants to purchase common stock with an exercise price of $8.50 per share and with terms substantially identical to those of the October 2013 warrants previously issued to the Company’s stockholders as a dividend.

The Company intends to use the proceeds from this equity offering for general corporate purposes, which the Company anticipates will include (i) adding an additional drilling rig to accelerate its drilling operations in the Marcellus Shale and Utica Shale in Ohio and West Virginia on the Company’s existing 200,000 leasehold acres (approx.), (ii) funding the acquisition of new oil and gas leases covering acreage in those shale plays in Ohio and West Virginia and (iii) repaying a portion of the outstanding indebtedness under its Senior Revolving Credit Facility. Pro forma for this private offering and the anticipated repayment of indebtedness under the Senior Revolving Credit Facility, as of May 27, 2014, the Company will have total liquidity of approximately $208.5 million, comprised of $8.5 million of cash and cash equivalents and $200.0 million of borrowing availability under its Senior Revolving Credit Facility.  The closing of the private offering is subject to customary conditions and is scheduled to occur tomorrow, May 29, 2014.

Mr. Gary C. Evans, Chairman of the Board and Chief Executive Officer of Magnum Hunter, commented, “This private placement of equity will generate proceeds of $150 million which will increase the Company’s financial flexibility in order to better execute on our defined operating plan.  Combined with ongoing divestitures of non-core assets, this financing positions us very well to exploit our strategic lease acreage position in the Marcellus and Utica Shale plays.”

Mr. Evans continued, “We are pleased that Relational Investors will now become our largest shareholder with approximately 15% ownership of our outstanding shares.  We look forward to Relational’s continued involvement and support, as both a preeminent oil and gas investor and proponent of long-term value creation for all shareholders.”

Mr. Ralph V. Whitworth, Co-founder and Principal of Relational Investors LLC, commented, “Our interest in increasing our investment in Magnum Hunter coincided with some very attractive opportunities for the Company to extend its growth and long-term strategic plans.  This investment reflects our confidence in Magnum’s outstanding management team and their strategic plan.  The Company, led by Gary, has assembled a premier acreage position in North America’s most prolific shale plays.  Our cash infusion will allow the Company to accelerate development and expansion in the highly attractive Appalachian Region.”

The Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with Relational pursuant to which the Company has agreed to file a registration statement registering the resale of the Shares and the shares covered by the warrants within 10 days following the closing of the private offering. The Registration Rights Agreement requires the Company to use its reasonable best efforts to have the registration statement declared effective within 90 days following the closing of the private offering (or 120 days if the Company receives written comments from the Securities and Exchange Commission on the registration statement).

The Shares, the warrants and the shares covered by the warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Regulation D (specifically, Rule 506) under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Magnum Hunter Resources Corporation

Magnum Hunter and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition, development and production of crude oil, natural gas and natural gas liquids, primarily in the states of West Virginia, Ohio and North Dakota. The Company is presently active in three of the most prolific unconventional shale resource plays in North America, namely the Marcellus Shale, Utica Shale and Williston Basin/Bakken Shale.

About Relational Investors LLC

Relational Investors LLC, founded in 1996 by former oil and gas executives, David H. Batchelder and Ralph V. Whitworth, is a privately held, multi-billion dollar asset management firm and registered investment adviser.  Relational invests in publicly traded companies that it believes are undervalued in the marketplace.

Industry veterans, Batchelder and Whitworth served in executive positions at Mesa Petroleum during its innovative involvement in the transformation of the oil and gas industry during the 1980’s.  While Relational invests in all sectors, it has a history of making selective successful investments in the Energy sector. Recent significant investments include Occidental Petroleum Corporation, Hess Corporation, and Plains Exploration & Production Company.

Availability of Information on the Company’s Website

Magnum Hunter is providing a reminder that it makes available on its website (at www.magnumhunterresources.com) a variety of information for investors, analysts and the media, including the following:

•                  annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports as soon as reasonably practicable after the material is electronically filed with or furnished to the Securities and Exchange Commission;

•                  the most recent version of the Company’s Investor Presentation slide deck;

•                  announcements of conference calls, webcasts, investor conferences, speeches and other events at which Company executives may discuss the Company and its business and archives or transcripts of such events;

•                  press releases regarding annual and quarterly earnings, operational developments, legal developments and other matters; and

•                  corporate governance information, including the Company’s corporate governance guidelines, committee charters, code of conduct and other governance-related matters.

Magnum Hunter’s goal is to maintain its website as the authoritative portal through which visitors can easily access current information about the Company.  Over time, the Company intends for its website to become a primary channel for public dissemination of important information about the Company.  Investors, analysts, media and other interested persons are encouraged to visit the Company’s website frequently.

Certain information included on the Company’s website constitutes forward-looking statements and is subject to the qualifications under the heading “Forward-Looking Statements” below and in the Company’s Investor Presentation slide deck.

Forward-Looking Statements

This press release includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although Magnum Hunter believes that the expectations reflected in the forward-looking statements are reasonable, Magnum Hunter can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect operations, financial performance, and other factors as discussed in filings made by Magnum Hunter with the Securities and Exchange Commission (SEC). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports filed by Magnum Hunter with the SEC, including Magnum Hunter’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and its Quarterly Reports on Form 10-Q for the fiscal quarters ended after such fiscal year. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” Forward-looking statements speak only as of the date of the document in which they are contained, and Magnum Hunter does not undertake any duty to update any forward-looking statements except as may be required by law.

Contacts:

Magnum Hunter	Relational Investors
Investor:	Anna Cordasco/Jared Levy
Cham King	Sard Verbinnen & Co
AVP, Investor Relations	212-687-8080
ir@magnumhunterresources.com
832-203-4560

Media:
Anthony Andorra
anthony@andoracorp.net
720-317-8927